Exhibit 99.1

Bill.com Reports Fourth Quarter and Fiscal Year 2021 Financial Results

•	Q4 Core Revenue Increased 100% Year-Over-Year
•	Q4 Organic Core Revenue Increased 73% Year-Over-Year
•	Q4 Transaction Fees Increased 204% Year-Over-Year
•	Q4 Organic Transaction Fees Increased 137% Year-Over-Year

SAN JOSE, CALIF. – August 26, 2021 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended June 30, 2021.

“We delivered record growth in fiscal 2021 as we helped SMBs across the country automate their financial operations and make billions of dollars in payments,” said René Lacerte, Bill.com CEO and Founder. “Our strategic initiatives drove strong adoption of our platform and set us up well for future opportunities. We expanded our e-payment offerings to make it easy for businesses to get paid faster, extended our reach with new strategic partners, and entered the spend management space with our acquisition of Divvy. We are building the one-stop shop platform for SMBs to manage all their financial operations and B2B spend.”

“Our organic core revenue increased 73% year-over-year driven by the strength of our platform and excellent execution against our strategic initiatives,” said John Rettig, Bill.com CFO. “We are pursuing a large, global opportunity to help millions of small businesses digitally transform their financial operations. With the strength of our organic business and the acquisition of Divvy, we believe we are on a path to extend our leadership position in serving the large SMB market.”

Bill.com completed the acquisition of DivvyPay, Inc. (“Divvy”), a leader in spend management for SMBs, on June 1, 2021. Bill.com’s reported financial results for the fourth quarter and full fiscal year 2021 include the results of Divvy from that date, while prior periods presented do not. Organic results exclude the impact of Divvy during the month of June 2021.

Financial Highlights for the Fourth Quarter of Fiscal 2021, as reported, including Divvy unless otherwise indicated:

•	Total revenue was $78.3 million, an increase of 86% from the fourth quarter of fiscal 2020.
•

Core revenue, which represents subscription and transaction fees, including Divvy interchange revenue, was $77.5 million, with $10.3 million from Divvy, an increase of 100% year-over-year. Excluding Divvy, core revenue was $67.2 million, up 73% year-over-year.

o	Subscription fees were $31.2 million, including $0.1 million from Divvy, up 32% year-over-year.
o	Transaction fees were $46.3 million, including $10.2 million from Divvy, up 204% year-over year. Excluding Divvy, transaction fees were $36.1 million, up 137% year-over-year.

•

Gross profit was $58.0 million, representing a 74.1% gross margin, compared to $32.0 million, or a 76.0% gross margin, in the fourth quarter of fiscal 2020. Non-GAAP gross profit was $62.4 million, representing a 79.7% non-GAAP gross margin, compared to $33.0 million, or a 78.5% non-GAAP gross margin in the fourth quarter of fiscal 2020.

•

Loss from operations was $70.7 million, compared to a loss from operations of $10.3 million in the fourth quarter of fiscal 2020. Non-GAAP loss from operations was $6.2 million, compared to a non-GAAP loss from operations of $0.5 million in the fourth quarter of fiscal 2020.

•

Net loss was $41.9 million, or ($0.48) per share, basic and diluted, compared to net loss of $9.5 million, or ($0.13) per share, basic and diluted, in the fourth quarter of fiscal 2020. Non-GAAP net loss was $5.8 million, or ($0.07) per share, basic and diluted, compared to non-GAAP net income of $0.3 million, or $0.00 per share, basic and diluted, in the fourth quarter of fiscal 2020.

Financial Highlights for Fiscal Year 2021, as reported, including Divvy:

•	Total revenue was $238.3 million, an increase of 51% from the prior fiscal year.
•

Core revenue was $232.3 million, an increase of 70% from the prior fiscal year. Subscription fees were $111.6 million, up 33% year-over-year, and transaction fees were $120.7 million, up 129% year-over-year.

•

GAAP gross profit was $176.5 million, representing a 74.1% gross margin, compared to $118.5 million, or a 75.2% gross margin, from the prior fiscal year. Non-GAAP gross profit was $185.0 million, representing a 77.6% non-GAAP gross margin, compared to $121.8 million, or a 77.3% non-GAAP gross margin from the prior fiscal year.

•

Loss from operations was $114.0 million, compared to a loss from operations of $34.2 million in the prior fiscal year. Non-GAAP loss from operations was $12.2 million, compared to a non-GAAP loss from operations of $11.5 million in the prior fiscal year.

•

Net loss was $98.7 million, or ($1.19) per share, basic and diluted, compared to net loss of $31.1 million, or ($0.70) per share, basic and diluted, in the prior fiscal year. Non-GAAP net loss was $10.0 million, or ($0.12) per share, basic and diluted, compared to non-GAAP net loss of $7.7 million, or ($0.11) per share, basic and diluted, in the prior fiscal year.

Business Highlights and Recent Developments

The metrics listed below identified as “Bill.com” metrics exclude the results of Divvy for the month of June 2021.

•	Completed the acquisition of Divvy, a leader in spend management for SMBs.
•

Served 121,200 Bill.com customers as of the end of the fourth quarter of fiscal 2021, representing year-over-year customer growth of 24%. Also served 10,700 spending businesses that used Divvy for spend management in June 2021.

•

Processed $41.7 billion in total payment volume for Bill.com customers in the fourth quarter, an increase of 64% year-over-year. For the full fiscal year, processed $140.3 billion in total payment volume, an increase of 45% over last fiscal year. Spending businesses that used Divvy cards executed $437 million in card payment volume in June 2021.

•	Processed 8.2 million transactions for Bill.com customers in the fourth quarter of fiscal 2021, an increase of 46% year-over-year. For the full fiscal year, processed 29.2 million transactions, an increase of 22% over last fiscal year.
•	As of June 30, 2021, Bill.com had 3.2 million network members, an increase of 28% year-over-year.
•	Net dollar-based retention rate for Bill.com customers was 124% during fiscal 2021 compared to 121% during fiscal 2020 and 110% during fiscal 2019.
•	Signed a definitive agreement to acquire Invoice2go, a leading mobile-first accounts receivable software provider for small businesses.

Financial Outlook

We are providing the following guidance for the fiscal first quarter ending September 30, 2021 and the full fiscal year ending June 30, 2022.

	Q1 FY22 Guidance	FY22 Guidance
Total revenue (millions)	$103.2 – $104.2	$476.0 – $480.0
Year-over-year total revenue growth	123% – 126%	100% – 102%
Non-GAAP net loss (millions)	($20.0) – ($19.0)	($89.0) – ($85.0)
Non-GAAP net loss per share	($0.21) – ($0.20)	($0.92) – ($0.88)

The financial outlook does not include any potential impact from the proposed acquisition of Invoice2go. These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Bill.com has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, Bill.com will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal fourth quarter and fiscal year 2021 results and our outlook for the fiscal first quarter ending September 30, 2021 and full fiscal year ending June 30, 2022. The live webcast and a replay of the webcast will be available at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx .

About Bill.com

Bill.com is a leading provider of cloud-based software that simplifies, digitizes, and automates complex, back-office financial operations for small and midsize businesses. Customers use the Bill.com platform to manage end-to-end financial workflows and to process payments. The Bill.com AI-enabled, financial software platform creates connections between businesses and their suppliers and clients. It helps manage cash inflows and outflow. The company partners with several of the largest U.S. financial institutions, the majority of the top 100 U.S. accounting firms, and popular accounting software providers. Bill.com is headquartered in San Jose, California. For more information visit www.bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our revenue and net loss for the fiscal first quarter ending September 30, 2021 and our fiscal year 2022, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the novel coronavirus pandemic (COVID-19) and its impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services,  increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and the pending acquisition of Invoice2go, our accounting for Divvy and Invoice2go financial results, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense, employer payroll taxes related to employee stock-based compensation, depreciation expense, amortization of intangible assets, acquisition-related expenses, amortization of debt discount (and accretion of debt premium) and issuance costs, loss on revaluation of warrant liabilities, and income tax benefit associated with 2025 Notes. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Beginning the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. These changes are reflected in our non-GAAP financial measures for the quarter ended June 30, 2021. In addition, our non-GAAP financial measures for the quarter ended June 30, 2020 were also adjusted to conform to the current quarter presentation. These changes are further described in the reconciliation of GAAP to non-GAAP financial measures below.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock- based compensation expenses using a variety of valuation methodologies and subjective assumptions.

Employer payroll taxes related to employee stock-based compensation. We exclude payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expense related to employee stock-based compensation was not material for all periods prior to June 30, 2020; therefore, it was excluded from those prior periods.

Depreciation expense. We exclude depreciation expenses from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Amortization of intangible assets. We exclude amortization of intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition-related expenses. We exclude acquisition-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition-related expenses are non-recurring charges unique to a specific acquisition.  Although we may engage in future acquisitions, such acquisitions and the associated acquisition-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt discount (accretion of debt premium) and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of convertible senior notes due 2025 and accretion of debt premium associated with our credit agreement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Loss on revaluation of warrant liabilities. We exclude loss on revaluation of warrant liabilities, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Income tax benefit associated with 2025 Notes and acquisition. We exclude the income tax benefit associated with our 2025 Notes and acquisition from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, reduced by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.  Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com

619-997-0299

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$509,615	$573,643
Short-term investments	655,314	123,974
Accounts receivable, net	18,222	4,252
Acquired card receivables, net	147,093	—
Unbilled revenue	8,118	6,549
Prepaid expenses and other current assets	59,077	26,781
Funds held for customers	2,208,598	1,644,250
Total current assets	3,606,037	2,379,449
Non-current assets:
Operating lease right-of-use assets, net	71,925	—
Property and equipment, net	48,902	13,866
Intangible assets, net	417,341	—
Goodwill	1,772,043	—
Other assets	52,925	10,700
Total assets	$5,969,173	$2,404,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,904	$3,478
Accrued compensation and benefits	20,287	12,387
Deferred revenue	12,848	5,891
Other accruals and current liabilities	72,022	10,841
Customer fund deposits	2,208,598	1,644,250
Total current liabilities	2,325,659	1,676,847
Non-current liabilities:
Deferred revenue	2,926	2,622
Operating lease liabilities	86,639	—
Borrowings from credit facilities, net	79,534	—
Convertible senior notes, net	909,847	—
Deferred income tax liability	9,090	—
Other long-term liabilities	25,888	13,827
Total liabilities	3,439,583	1,693,296
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	2,777,155	857,044
Accumulated other comprehensive (loss) income	(100)	2,420
Accumulated deficit	(247,467)	(148,747)
Total stockholders' equity	2,529,590	710,719
Total liabilities and stockholders' equity	$5,969,173	$2,404,015

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2021 (2)	2020	2021 (2)	2020
Revenue
Subscription and transaction fees	$77,512	$38,801	$232,255	$136,405
Interest on funds held for customers	761	3,309	6,010	21,195
Total revenue	78,273	42,110	238,265	157,600
Cost of revenue (1)	20,293	10,100	61,806	39,144
Gross profit	57,980	32,010	176,459	118,456
Operating expenses
Research and development (1)	29,677	14,929	90,235	53,405
Sales and marketing (1)	29,102	11,796	71,374	45,356
General and administrative (1)	69,920	15,546	128,817	53,893
Total operating expenses	128,699	42,271	290,426	152,654
Loss from operations	(70,719)	(10,261)	(113,967)	(34,198)
Other (expense) income, net	(11,427)	764	(25,370)	3,160
Loss before (benefit from) provision for income taxes	(82,146)	(9,497)	(139,337)	(31,038)
(Benefit from) provision for income taxes	(40,284)	1	(40,617)	53
Net loss	$(41,862)	$(9,498)	$(98,720)	$(31,091)

Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.13)	$(1.19)	$(0.70)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	86,965	74,141	82,813	44,106

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$967	$476	$2,938	$1,257
Research and development	6,138	2,274	16,091	5,495
Sales and marketing	3,461	1,134	8,547	2,777
General and administrative	30,158	3,744	44,411	8,535
	$40,724	$7,628	$71,987	$18,064

(2) Includes the results of Divvy from the date of acquisition on June 1, 2021.

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(41,862)	$(9,498)	$(98,720)	$(31,091)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,901	1,052	5,350	4,257
Stock-based compensation	37,027	7,628	68,290	18,064
Amortization of debt discount (accretion of debt premium) and issuance costs	11,807	—	27,531	—
Amortization of intangible assets	5,659	—	5,659	—
Amortization of premium (accretion of discount) on investments in marketable debt securities	2,722	(960)	4,692	(3,815)
Non-cash operating lease expense	1,178	—	3,813	—
Provision for losses on acquired card receivables	741	—	741	—
Deferred income taxes	(40,284)	—	(40,617)	—
Other	—	—	—	717
Changes in assets and liabilities:
Accounts receivable	(1,203)	(2,012)	(6,535)	(1,054)
Unbilled revenue	(253)	802	(1,569)	(554)
Prepaid expenses and other current assets	7,108	409	2,275	(10,434)
Other assets	(726)	(3,881)	(12,525)	(4,928)
Accounts payable	6,490	(121)	7,417	(1,596)
Other accruals and current liabilities	22,922	2,862	22,980	9,755
Operating lease liabilities	613	—	8,395	—
Other long-term liabilities	16	2,302	592	12,991
Deferred revenue	3,930	314	6,854	3,258
Net cash provided by (used in) operating activities	17,786	(1,103)	4,623	(4,430)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	(556,090)	—	(556,090)	—
Purchases of corporate and customer fund short-term investments	(584,271)	(257,917)	(2,070,296)	(1,088,611)
Proceeds from maturities of corporate and customer fund short-term investments	273,599	209,689	1,104,532	806,000
Proceeds from sale of corporate and customer fund short-term investments	23,593	20,822	142,665	46,159
(Increase) decrease in other receivables included in funds held for customers	(1,720)	5,642	(10,792)	(959)
Increase in acquired card receivables	(15,703)	—	(15,703)	—
Purchases of property and equipment	(1,840)	(5,701)	(18,902)	(11,437)
Capitalization of internal-use software costs	(1,266)	(150)	(2,304)	(639)
Net cash used in investing activities	(863,698)	(27,615)	(1,426,890)	(249,487)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	—	1,129,379	—
Purchase of capped calls	—	—	(87,860)	—
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	(63)	—	225,481
Proceeds from issuance of common stock upon follow-on public offering, net of underwriting discounts and commissions and other offering costs	—	308,176	—	308,176
Increase in customer fund deposits liability	278,758	290,698	564,348	314,944
Proceeds from line of credit borrowings	—	—	—	2,300
Payments on line of credit and bank borrowings	—	—	(2,300)	—
Proceeds from exercise of stock options	5,175	10,486	28,209	12,232
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	8,864	—
Other	(393)	—	(1,057)	(7)
Net cash provided by financing activities	283,540	609,297	1,639,583	863,126
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(562,372)	580,579	217,316	609,209
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	2,372,065	1,011,798	1,592,377	983,168
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,809,693	$1,592,377	$1,809,693	$1,592,377

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:

Cash and cash equivalents	$509,615	$573,643	$509,615	$573,643
Restricted cash included in other current assets	10,977	35	10,977	35
Restricted cash included in other assets	6,875	—	6,875	—
Restricted cash and restricted cash equivalents included in funds held for customers	1,282,226	1,018,699	1,282,226	1,018,699
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,809,693	$1,592,377	$1,809,693	$1,592,377

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands except percentages and per share amounts)

	Three months ended June 30,		Year ended June 30,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of gross profit:
GAAP gross profit	$57,980	$32,010	$176,459	$118,456
Add:
Amortization of intangible assets	2,653	—	2,653	—
Stock-based compensation expense (3)	967	476	2,938	1,257
Payroll taxes related to stock-based compensation expense	108	39	371	39
Depreciation expense	709	520	2,577	2,095
Non-GAAP gross profit	$62,417	$33,045	$184,998	$121,847
GAAP gross margin	74.1%	76.0%	74.1%	75.2%
Non-GAAP gross margin	79.7%	78.5%	77.6%	77.3%

	Three months ended June 30,		Year ended June 30,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of operating expenses:
GAAP research and development expenses	$29,677	$14,929	$90,235	$53,405
Less:
Stock-based compensation expense (3)	(6,138)	(2,274)	(16,091)	(5,495)
Payroll taxes related to stock-based compensation expense	(328)	(192)	(1,306)	(192)
Depreciation expense	(419)	(96)	(732)	(408)
Non-GAAP research and development expenses	$22,792	$12,367	$72,106	$47,310

GAAP sales and marketing expenses	$29,102	$11,796	$71,374	$45,356
Less:
Amortization of intangible assets	(3,006)	—	(3,006)	—
Stock-based compensation expense (3)	(3,461)	(1,134)	(8,547)	(2,777)
Payroll taxes related to stock-based compensation expense	(125)	(461)	(632)	(461)
Depreciation expense	(256)	(66)	(433)	(286)
Non-GAAP sales and marketing expenses	$22,254	$10,135	$58,756	$41,832

GAAP general and administrative expenses	$69,920	$15,546	$128,817	$53,893
Less:
Stock-based compensation expense (3)	(30,158)	(3,744)	(44,411)	(8,535)
Payroll taxes related to stock-based compensation expense	(412)	(672)	(1,897)	(672)
Depreciation expense	(310)	(117)	(701)	(442)
Acquisition-related expenses	(15,471)	—	(15,471)	—
Non-GAAP general and administrative expenses	$23,569	$11,013	$66,337	$44,244

	Three months ended June 30,		Year ended June 30,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of loss from operations:
GAAP loss from operations	$(70,719)	$(10,261)	$(113,967)	$(34,198)
Add:
Amortization of intangible assets	5,659	—	5,659	—
Stock-based compensation expense (3)	40,724	7,628	71,987	18,064
Payroll taxes related to stock-based compensation expense	973	1,364	4,206	1,364
Depreciation expense	1,694	799	4,443	3,231
Acquisition-related expenses	15,471	—	15,471	—
Non-GAAP loss from operations	$(6,198)	$(470)	$(12,201)	$(11,539)

	Three months ended June 30,		Year ended June 30,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of net loss:
GAAP net loss	$(41,862)	$(9,498)	$(98,720)	$(31,091)
Add (less):
Amortization of intangible assets	5,659	—	5,659	—
Stock-based compensation expense (3)	40,724	7,628	71,987	18,064
Payroll taxes related to stock-based compensation expense	973	1,364	4,206	1,364
Depreciation expense	1,694	799	4,443	3,231
Acquisition-related expenses	15,471	—	15,471	—
Amortization of debt discount (accretion of debt premium) and issuance costs	11,807	—	27,531	—
Loss on revaluation of warrant liability	—	—	—	717
Income tax benefit associated with 2025 Notes and acquisition	(40,284)	—	(40,617)	—
Non-GAAP net (loss) income	$(5,818)	$293	$(10,040)	$(7,715)

	Three months ended June 30,		Year ended June 30,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.13)	$(1.19)	$(0.70)
Add (less):
Amortization of intangible assets	0.07	—	0.07	—
Stock-based compensation expense (3)	0.46	0.10	0.87	0.41
Payroll taxes related to stock-based compensation expense	0.01	0.02	0.05	0.03
Depreciation expense	0.01	0.01	0.05	0.07
Acquisition-related expenses	0.18	—	0.19	—
Amortization of debt discount (accretion of debt premium) and issuance costs	0.14	—	0.33	—
Loss on revaluation of warrant liability	—	—	—	0.02
Income tax benefit associated with 2025 Notes and acquisition	(0.46)	—	(0.49)	—
Impact of the assumed conversion of redeemable convertible preferred stock	—	—	—	0.06
Non-GAAP net (loss) income per share attributable to common stockholders, basic and diluted	$(0.07)	$—	$(0.12)	$(0.11)

	Three months ended June 30,		Year ended June 30,
	2021	2020	2021	2020
Reconciliation of shares used to compute basic net loss per share attributable to common stockholders
Shares used to compute GAAP net (loss) income per share attributable to common stockholders, basic	86,965	74,141	82,813	44,106
Add: Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance	—	—	—	23,352
Shares used to compute non-GAAP net (loss) income per share attributable to common stockholders, basic	86,965	74,141	82,813	67,458

	Three months ended June 30,		Year ended June 30,
	2021	2020	2021	2020
Reconciliation of shares used to compute diluted net (loss) income per share attributable to common stockholders
Shares used to compute GAAP net (loss) income per share attributable to common stockholders, basic	86,965	74,141	82,813	44,106
Add: Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance	—	—	—	23,352
Add: Dilutive effect of incremental shares	—	8,900	—	—
Shares used to compute non-GAAP net (loss) income per share attributable to common stockholders, diluted	86,965	83,041	82,813	67,458

_______________________

(2)    During the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. These changes are reflected in our non-GAAP financial measures for the quarter and year ended June 30, 2021. In addition, our non-GAAP financial measures for the quarter and year ended June 30, 2020 were adjusted to conform to the current period presentation. The tables below show the reconciliation of the non-GAAP financial measures as previously reported and as restated during the quarter and year ended June 30, 2020.

(3)   The stock-based compensation expense, which totaled $40.7 million and $72.0, during the three months and year ended June 30, 2021, respectively, includes $3.7 million paid in cash in connection with the acquisition of Divvy.

	Three months ended June 30, 2020			Year ended June 30, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of gross profit:
GAAP gross profit	$32,010	$—	$32,010	$118,456	$—	$118,456
Add (less):
Stock-based compensation expense	476	—	476	1,257	—	1,257
Payroll taxes related to stock-based compensation expense	39	—	39	39	—	39
Depreciation expense	520	—	520	2,095	—	2,095
Amortization of capitalized service costs	(206)	206	—	374	(374)	—
Amortization of capitalized internal-use software costs	255	(255)	—	1,027	(1,027)	—
Non-GAAP gross profit	$33,094	$(49)	$33,045	$123,248	$(1,401)	$121,847
GAAP gross margin	76.0%		76.0%	75.2%		75.2%
Non-GAAP gross margin	78.6%	-0.1%	78.5%	78.2%	-0.9%	77.3%

	Three months ended June 30, 2020			Year ended June 30, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of operating expenses:
GAAP research and development expenses	$14,929	$—	$14,929	$53,405	$—	$53,405
Add (less):
Stock-based compensation expense	(2,274)	—	(2,274)	(5,495)	—	(5,495)
Payroll taxes related to stock-based compensation expense	(192)	—	(192)	(192)	—	(192)
Depreciation expense	(96)	—	(96)	(408)	—	(408)
Capitalized service costs	206	(206)	—	526	(526)	—
Capitalized internal-use software costs	149	(149)	—	594	(594)	—
Non-GAAP research and development expenses	$12,722	$(355)	$12,367	$48,430	$(1,120)	$47,310

GAAP sales and marketing expenses	$11,796	$—	$11,796	$45,356	$—	$45,356
Add (less):
Stock-based compensation expense	(1,134)	—	(1,134)	(2,777)	—	(2,777)
Payroll taxes related to stock-based compensation expense	(461)	—	(461)	(461)	—	(461)
Depreciation expense	(66)	—	(66)	(286)	—	(286)
Capitalized sales commissions	2,501	(2,501)	—	5,955	(5,955)	—
Amortization of capitalized sales commissions	(668)	668	—	(2,255)	2,255	—
Non-GAAP sales and marketing expenses	$11,968	$(1,833)	$10,135	$45,532	$(3,700)	$41,832

GAAP general and administrative expenses	$15,546	$—	$15,546	$53,893	$—	$53,893
Less:
Stock-based compensation expense	(3,744)	—	(3,744)	(8,535)	—	(8,535)
Payroll taxes related to stock-based compensation expense	(672)	—	(672)	(672)	—	(672)
Depreciation expense	(117)	—	(117)	(442)	—	(442)
Non-GAAP general and administrative expenses	$11,013	$—	$11,013	$44,244	$—	$44,244

	Three months ended June 30, 2020			Year ended June 30, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of loss from operations:
GAAP loss from operations	$(10,261)	$—	$(10,261)	$(34,198)	$—	$(34,198)
Add (less):
Stock-based compensation expense	7,628	—	7,628	18,064	—	18,064
Payroll taxes related to stock-based compensation expense	1,364	—	1,364	1,364	—	1,364
Depreciation expense	799	—	799	3,231	—	3,231
Amortization of capitalized service costs, net of amount capitalized	(412)	412	—	(152)	152	—
Amortization of capitalized internal-use software costs, net of amount capitalized	106	(106)	—	433	(433)	—
Capitalized sales commissions, net of associated amortization expense	(1,833)	1,833	—	(3,700)	3,700	—
Non-GAAP loss from operations	$(2,609)	$2,139	$(470)	$(14,958)	$3,419	$(11,539)

	Three months ended June 30, 2020			Year ended June 30, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of net loss:
GAAP net loss	$(9,498)	$—	$(9,498)	$(31,091)	$—	$(31,091)
Add (less):
Stock-based compensation expense	7,628	—	7,628	18,064	—	18,064
Payroll taxes related to stock-based compensation expense	1,364	—	1,364	1,364	—	1,364
Depreciation expense	799	—	799	3,231	—	3,231
Amortization of capitalized service costs, net of amount capitalized	(412)	412	—	(152)	152	—
Amortization of capitalized internal-use software costs, net of amount capitalized	106	(106)	—	433	(433)	—
Capitalized sales commissions, net of associated amortization expense	(1,833)	1,833	—	(3,700)	3,700	—
Loss on revaluation of warrant liability	—	—		717	—	717
Non-GAAP net (loss) income	$(1,846)	$2,139	$293	$(11,134)	$3,419	$(7,715)

	Three months ended June 30, 2020			Year ended June 30, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$0.13	$(0.13)	$(0.70)	$—	$(0.70)
Add (less):			—
Stock-based compensation expense	0.10	—	0.10	0.41	—	0.41
Payroll taxes related to stock-based compensation expense	0.02	—	0.02	0.03	—	0.03
Depreciation expense	0.01	—	0.01	0.07	—	0.07
Amortization of capitalized service costs, net of amount capitalized	(0.01)	0.01	—	—	—	—
Amortization of capitalized internal-use software costs, net of amount capitalized	—	—	—	0.01	(0.01)	—
Capitalized sales commissions, net of associated amortization expense	(0.02)	0.02	—	(0.09)	0.09	—
Loss on revaluation of warrant liability	—	—	—	0.02	—	0.02
Impact of assumed conversion of redeemable convertible preferred stock	(0.02)	0.02	—	0.08	(0.02)	0.06
Non-GAAP net (loss) income	$(0.05)	$0.05	$0.00	$(0.17)	$0.06	$(0.11)

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$17,786	$(1,103)	$4,623	$(4,430)
Purchases of property and equipment	(1,840)	(5,701)	(18,902)	(11,437)
Capitalization of internal-use software costs	(1,266)	(150)	(2,304)	(639)
Free cash flow	$14,680	$(6,954)	$(16,583)	$(16,506)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS WITH FINANCIAL INSTITUTIONS

(Unaudited, in thousands)

	June 30,
	2021	2020
Remaining performance obligations with financial institutions to be recognized as revenue:
Within 1 year	$28,075	$13,001
Thereafter	117,760	139,334
Total	$145,835	$152,335